                                                                  EXHIBIT 10.24

                                       SUBLEASE


          THIS SUBLEASE is made as of this 9th day of February, 1998 (the "Effective Date"), by and between VIKING FREIGHT, INC., a California corporation ("Sublandlord"), and HYBRID NETWORKS, INC., a Delaware corporation ("Subtenant").

                                       RECITALS

          A. Brokaw Interests, a California limited partnership (as successor-in-interest to Sobrato Development Companies #941, a California limited partnership) ("Landlord"), and Sublandlord are parties to that certain Lease, dated August 9, 1996, a Memorandum of Lease evidencing which was recorded on August 29, 1996 as Instrument No. 13425262 in the Santa Clara County, California Official Records, as amended by that certain First Amendment to Lease dated of even date herewith (collectively, the "Lease"), a copy of which Lease is attached hereto as Exhibit "A" and made a part hereof as provided in Section 14 of this Sublease, covering certain Premises now commonly known as 6409 Guadalupe Mines Road, San Jose, California and more particularly described in the Lease.

          B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entire Premises on the terms and conditions of this Sublease.

                                      AGREEMENTS

          NOW THEREFORE, for and in consideration of the covenants herein, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, the entire Premises, subject to the following terms, covenants, conditions and obligations:

     1. TERM; OPTION TO RENEW. (a) The initial term of this Sublease (the "Initial Term") shall commence on the earlier of (i) May 1, 1998 or (ii) the date on which the Subtenant Improvements (as hereinafter defined) are substantially completed (the "Commencement Date"), and shall expire on April 30, 2004. In the event that the Initial Term shall commence prior to May 1, 1998, Subtenant shall be entitled to occupy the Premises without being obligated to pay Base Rent for any period prior to May 1, 1998; PROVIDED, HOWEVER, that such occupancy by Subtenant shall be expressly subject to all of the other terms and conditions of this Sublease, including without limitation the obligations to pay Operating Expenses, to maintain the Premises, to maintain the required insurance coverages and to indemnify Sublandlord and Landlord.

          (b) Provided that Subtenant shall not be in default under this Sublease, Subtenant shall have the right, by written notice delivered to Sublandlord not more than two hundred seventy (270) days and not less than one hundred eighty (180) days prior to the expiration of the Initial Term, to extend the Initial Term for the period from May 1, 2004 through October 31, 2009 (the "Extension Term"). The Initial Term and the Extension Term (if exercised by Subtenant) are collectively referred to herein as the "Term". During the Extension Term, all of the terms and conditions of this Sublease (other than the right to extend set forth in this paragraph) shall remain fully applicable, except that Base Rent shall be as set forth in Section

2(b) below.

     2. RENT. (a) For the Initial Term, Subtenant shall pay to Sublandlord, as the base subrent for the Premises (the "Base Rent"), the aggregate amount of $5,439,372. Such Base Rent shall be payable in monthly installments in accordance with the following schedule:

     Commencement Date to October 31, 1999:    $68,888 per month
     November 1, 1999 to April 30, 2002:       $74,950 per month
     May 1, 2002 to April 30, 2004:            $81,287 per month

Such monthly installments of Base Rent shall be due on the first day of each and every such month of the Term and shall be made to Sublandlord at the primary notice address for Sublandlord set forth below. Base Rent for any partial months at the commencement or expiration of the Term shall be prorated based upon the number of days in such month.

          (b)  During the Extension Term, the Base Rent shall be the greater of
(i) $51,608 per month or (ii) ninety-five percent (95%) of the "Fair Market Rental" for the Premises. Such "Fair Market Rental" shall be determined in accordance with the procedures set forth in Paragraph 37 of the Lease, with the term "Landlord" as used therein meaning Sublandlord and the term "Tenant" as used therein meaning Subtenant. Base Rent shall be subject to adjustment during the Extension Term as and when appropriate based upon changes in rental values in the market in which the Premises are located.

          (c) It is the purpose and intent of Sublandlord and Subtenant that the Base Rent payable hereunder shall be absolutely "triple net" to Sublandlord, without any abatement, set-off or counterclaim, except to the extent specifically provided for in this Sublease, and that all costs, expenses and obligations of every kind and nature which are obligations of the "Tenant" under the Lease (or which otherwise pertain to the Premises) with respect to the Term shall be paid by Subtenant, except for any such obligations and charges as otherwise expressly may have been assumed by Sublandlord in accordance with the terms and conditions of this Sublease.

     3. PRE-PAID RENT; SECURITY DEPOSIT. (a) Upon execution of this Sublease, Subtenant shall pay to Sublandlord as pre-paid rent the Base Rent for the first month of the Initial Term in the amount of $68,888.

          (b) As security for the full, faithful and timely performance of all of Subtenant's obligations under this Sublease Subtenant shall, upon execution of this Sublease, deposit with Sublandlord a certificate of deposit solely in the name of Sublandlord in the principal sum of $81,287, which certificate of deposit shall be issued by a financial institution satisfactory to Sublandlord in its reasonable discretion and shall be for an initial term of one (1) year, with an automatic "rollover" provision for successive one (1) year terms. Such certificate of deposit shall be held by Sublandlord, and upon an event of default by Subtenant under this Sublease Sublandlord may, regardless of the term of such certificate of deposit or any penalty for early redemption thereof, cash such security deposit, use the proceeds thereof to cure such default, and retain the balance as a portion of the security deposit. Upon notice from Sublandlord, Subtenant immediately shall deposit additional funds with Sublandlord so that the security deposit held by Sublandlord at all times equals at least $81,287. All interest earned on such certificate of deposit shall belong (i) to Sublandlord as additional security deposit if Sublandlord shall be entitled to cash such certificate of deposit hereunder and (ii) to Subtenant if upon the expiration of the Term Sublandlord shall not have cashed such certificate of deposit. The parties agree that the foregoing amount shall not constitute a prepayment of the Base Rent due for the last month of the Initial Term hereunder and that the same shall not be considered or treated by the parties as liquidated damages, but rather as a security deposit to provide
Sublandlord with security in the event of a default by Subtenant under this Sublease.

     4. STATUS OF BUILDING; SUBTENANT IMPROVEMENTS. (a) The provisions of this Section 4 shall be fully applicable and effective from and after the Effective Date, despite the fact that the Commencement Date shall not yet have occurred.

          (b) Based upon the representation and warranty from Landlord set forth in Paragraph 2 of the First Amendment to the Lease, Sublandlord represents and warrants to Subtenant that construction of the shell of the building on the Premises (the "Building") has been completed by Landlord in accordance with the provisions of Paragraph 7 of the Lease. Sublandlord shall deliver the Premises to Subtenant with (i) electrical service run to the Building and panel set (which electrical service shall be a minimum of 2000 amps, 480 volts), (ii) the elevator in place, (iii) the parking lot and landscaping completed, (iv) all water and sewer hook-up fees paid in full, and (v) all "punch-list" items (other than the leak in the deck of the second floor balcony, which Sublandlord shall cause Landlord promptly to repair) completed, all as and to the extent required under Paragraph 7 of the Lease. Sublandlord shall deliver possession of the Premises to Subtenant on February 16, 1998. The Commencement Date shall be postponed one (1) day beyond May 1, 1998 for each day beyond February 16, 1998 that possession of the Premises is not so delivered to Subtenant; provided, however, that, the foregoing notwithstanding, the Commencement Date shall be the earlier to occur of such postponed Commencement Date or the date on which the Subtenant Improvements are substantially complete. Notwithstanding the foregoing, Subtenant acknowledges that Sublandlord currently is utilizing the Premises for storage of equipment, that such equipment may not all have been removed by February 16, 1998, and that Sublandlord shall be deemed to have delivered possession of the Premises to Subtenant on such date even if a portion of such equipment shall remain on the Premises. Sublandlord shall have until March 2, 1998 to complete the removal of such equipment, and until such equipment is removed (A) Sublandlord shall be responsible for all property damage or injury to persons resulting from the removal of such equipment by Sublandlord or its agents, and (B) Subtenant shall be responsible for any damage to such equipment of Sublandlord resulting from the actions of Subtenant or its agents.

          (c) Subtenant shall be responsible at its sole cost and expense (without any contribution from Sublandlord or Landlord) for all construction, space plans, fees, permits and other out-of-pocket costs relating to or associated with completing interior office/research and development improvements to the interior of the Building (the "Subtenant Improvements"). All construction of the Subtenant Improvements shall be (A) performed by a contractor(s) selected by Subtenant but acceptable to Sublandlord and Landlord in each such party's reasonable discretion, and (B) completed no later than July 1, 1998. All of the Subtenant Improvements shall be expressly subject to the requirements set forth in Paragraphs 7.L and 10 of the Lease to the same extent that such requirements apply to "Alterations" requiring the consent of Landlord and/or to other work by "Tenant" thereunder, with the term "Tenant" as used therein meaning Subtenant and the term "Landlord" as used therein meaning both Sublandlord and Landlord. Without limiting the generality of the foregoing, all plans and specifications for the Subtenant

Improvements shall be submitted to both Landlord and Sublandlord for their review and approval prior to any construction being commenced, and all such construction shall be performed in full compliance with such approved plans and specifications and all applicable laws and in a good and workmanlike manner.

          Prior to commencement of construction of the Subtenant Improvements, Subtenant shall deposit the sum of $500,000 in a money market account with a major financial institution acceptable to Sublandlord (the "Money Market Account"). The sole purpose of the Money Market Account shall be to provide to Sublandlord readily available funds to cure any defaults by Subtenant in the performance of Subtenant's obligations under this Sublease with respect to the construction of and payment for the Subtenant Improvements. The Money Market Account shall be structured in such a manner as to (i) prohibit any withdrawals therefrom without Sublandlord's written consent or direction and (ii) allow Sublandlord to make withdrawals therefrom in the Sublandlord's absolute and unfettered discretion and without the requirement for any further action by Subtenant or any other party (Subtenant hereby agreeing to execute and deliver to Sublandlord such checks or other instruments as shall permit such withdrawals by Sublandlord). In the event that the principal balance of the Money Market Account shall at any time be less than $500,000, Subtenant immediately shall deposit additional sums in the Money Market Account so that the principal balance thereof shall at all times equal at least $500,000. Promptly following the making of any withdrawal from the Money Market Account, Sublandlord shall notify Subtenant of the nature of such default and the estimated cost of curing the same. Notwithstanding the foregoing, as soon as construction of the Subtenant Improvements has been completed and Subtenant has demonstrated to the reasonable satisfaction of Sublandlord that the same have been fully paid for by Subtenant, Sublandlord immediately shall take all actions necessary on its part to cause all of the funds remaining in the Money Market Account to be disbursed to Subtenant.

          Subtenant shall indemnify, protect, defend and hold harmless both Sublandlord and Landlord from and against all liability, cost, expense, or damage (including, without limitation, attorneys fees) arising from (A) the construction of the Subtenant Improvements (including any property damage, death or personal injury caused in connection therewith), (B) any construction defects, (C) any failure to properly construct the Subtenant Improvements in accordance with the approved plans and specifications therefor, (D) any failure to construct the Subtenant Improvements in a good and workmanlike manner, or (E) any failure to construct the Subtenant Improvements in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Neither Sublandlord or Landlord shall be responsible to ensure that the plans and specifications for the Subtenant Improvements comply with law or applicable building codes, and Sublandlord's and/or Landlord's review and approval of any plans, specifications, or any other documents shall not relieve Subtenant from Subtenant's obligations under the foregoing indemnification. Subtenant shall procure at its expense and keep in effect from the execution date of this Lease until the completion of construction of the Subtenant Improvements a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00), insuring all of Subtenant's activities with respect to the Building, the Subtenant Improvements and the Premises, including Subtenant's indemnity obligations under this paragraph. In addition, Subtenant shall procure a policy of builder's risk insurance, insuring the Building and the Subtenant Improvements for their full replacement cost while the Subtenant Improvements are under construction. Both Sublandlord and Landlord shall be listed as additional named insureds with respect to the foregoing insurance policies.

          (d) Subtenant covenants and agrees to make timely payment of all costs and expenses relating to the Subtenant Improvements. Subtenant shall ensure that no liens attach to the Premises in connection with the Subtenant Improvements.

          (e) Sublandlord's remedies for any failure by Subtenant to fulfill its obligations under this Section 4 shall include all of the remedies available to Sublandlord for any failure by Subtenant to pay Base Rent or any other amount due hereunder.

     5. REAL PROPERTY TAXES. Subtenant shall be liable for all taxes levied against Subtenant's personal property and trade or business fixtures, and agrees to pay, as additional rental, one hundred percent (100%) of all real estate taxes and special assessment installments levied on all of the improvements (including the Building and the Subtenant Improvements) comprising a portion of the Premises, all real estate taxes and special assessment installments levied on the land portions of the Premises, and all taxes levied upon the occupancy of the Premises, including any substitute or additional charges, which may be imposed during, or applicable to, the Term, including real estate tax increases due to a sale or other transfer of the Premises. Subtenant shall pay all such taxes and assessments which Sublandlord is responsible for paying under the Lease to Sublandlord at the time the same are due under Paragraph 13 of the Lease, but in any event in time to prevent Sublandlord from having to pay such amounts itself under the Lease.

     6. OPERATING EXPENSES. Subtenant shall be responsible for one hundred percent (100%) of all operating expenses of every sort pertaining to the Premises. Notwithstanding the foregoing, in the event that Sublandlord in its sole discretion elects to provide or cause to be provided any services (E.G., landscaping or trash removal) with respect to both the Premises and the adjoining properties operated by Sublandlord (which, together with the Premises, comprise a building complex totalling approximately 178,110 square feet of building space), Subtenant shall reimburse Sublandlord for thirty-one percent (31%) of the cost (including a reasonable administrative charge to Sublandlord) of such services. In the event that Subtenant exercises its right to cause the Addition to be constructed and such services also are provided for the Addition, such percentage of reimbursement shall be increased to the percentage determined by dividing the aggregate square footage of the Building and the Addition by the total building square footage of the building complex (including the Addition). Such reimbursement shall be made by Subtenant to Sublandlord from time to time within ten (10) days following delivery to Subtenant of an invoice therefor.

     7. USE. Subject to the restrictions set forth in the Lease, Subtenant shall use the Premises only for general office, light manufacturing/testing, warehousing, research and development, sales and distribution, and related lawful uses. Subtenant shall not change the use of the Premises without the prior written consent of Sublandlord. Sublandlord makes no representation or warranty that any specific use of the Premises desired by Subtenant is permitted under applicable laws.

     8. OPTION TO EXPAND BUILDING. Under Paragraph 10 of the Lease, Sublandlord has the right to add, at its expense, an approximately 50,000 square foot addition to the building on the Premises in the location shown on Exhibit "A" to the Lease (the "Addition"). Subtenant shall have the right to cause the Addition to be constructed by Landlord provided that (a) such right shall be exercised, if at all, by written notice delivered by Subtenant to both Sublandlord and

Landlord on or before April 30, 2000, (b) at the time of such exercise, Subtenant shall be a corporation the shares of which are traded on a nationally recognized stock exchange, (c) at the time of such exercise, Subtenant shall have a tangible net worth (calculated in accordance with GAAP) of not less than $30,000,000 and shall have shown profits for the previous four (4) consecutive calendar quarters, and (d) Landlord's lender holding a security interest in the Premises at such time shall consent to the construction of the Addition by Landlord.

          In the event that both Subtenant so exercises the foregoing right and at the time of such exercise such conditions are satisfied (i) such portion of the land area leased by Sublandlord under the Lease as shall be required for the Addition (the "Addition Land") automatically, and without the requirement for any further action by any party, shall cease to be a portion of the Premises under both this Sublease and the Lease, provided that sufficient land area remains within the Premises to provide adequate parking and satisfy zoning requirements therefor, but with no reduction in the Base Rent payable by Subtenant hereunder, and (ii) Subtenant and Landlord shall enter into a separate lease agreement (to which Sublandlord shall not be a party and with respect to which Sublandlord shall be subjected to no liability) pursuant to which Landlord shall construct the Addition, Landlord shall lease the Addition Land and the Addition directly to Subtenant at a rental rate equal to the greater of (A) $1.25 per square foot per month or (B) the "Fair Market Rental" for the Addition and the Addition Land as determined in accordance with the procedures set forth in Paragraph 37 of the Lease, and Subtenant shall construct the leasehold improvements for the Addition.

          In the event that either Subtenant fails so to exercise the foregoing right or at the time of such exercise any of such conditions are not satisfied, Subtenant shall have no further rights with respect to the Addition and Sublandlord may, by written notice delivered to Subtenant at any time thereafter, remove from the Premises under this Sublease (either with or without retaining as a portion of the "Premises" under the Lease) the Addition Land. In such event, there shall be no reduction in the Base Rent payable by Subtenant hereunder, but Subtenant shall be relieved of any further obligations with respect to the Addition Land as of the date set forth in such notice from Sublandlord.

     9. MAINTENANCE. Subtenant shall maintain the Premises, at its sole cost and expense, in the condition that Sublandlord is required to maintain the Premises under the Lease.

     10. UTILITIES. Sublandlord shall not be responsible for the payment of any charges for utility consumption on the Premises during the Term, and Subtenant shall pay for all such charges.

     11. DAMAGE OR DESTRUCTION; CONDEMNATION. In the event of any damage to or destruction of the Premises, or if any part of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof, this Sublease shall terminate if and when the Lease is terminated as a result thereof. If the Lease is not terminated, this Sublease shall continue in full force and effect and Subtenant shall be entitled to an abatement of Base Rent in proportion to any abatement in rent to which Sublandlord shall be entitled under the Lease. In no event shall Sublandlord have any obligation to repair or restore the Premises or any personal property thereon.

     12. ASSIGNMENT AND SUBLETTING. Subtenant shall have no right to assign (voluntarily, involuntarily or by operation of law), pledge, mortgage or hypothecate this Sublease, or to further sublease any portion of the Premises or allow any party other than Subtenant to use or occupy any portion thereof, without the prior written consent of Sublandlord, which shall not be unreasonably withheld. For purposes of this Section 12, the term "assign" shall include, without limitation, any change from the date of this Sublease in (a) the ownership or power to vote, on a cumulative basis, a majority of Subtenant's outstanding stock, except as the result of trading of Subtenant's capital stock through any public exchange, or (b) the management of or power to control Subtenant's day-to-day operations. Notwithstanding the foregoing, Subtenant may assign this Sublease or sublet the Premises without Sublandlord's consent to any corporation owned and controlled by or under common ownership and control with Subtenant. In the event that Sublandlord shall consent to any further subleasing of the Premises or any portion thereof by Subtenant, any rent or other economic consideration realized by Subtenant in excess of the sum of (i) the Base Rent payable hereunder, (ii) reasonable subletting and assignment costs (including brokerage commissions), and (iii) the net unamortized cost of the Subtenant Improvements paid for by Subtenant in the portion of the Premises covered by such subletting or assignment, shall be divided and paid fifty percent (50%) to Landlord, twenty-five percent (25%) to Subtenant, and twenty-five percent (25%) to Sublandlord. No assignment or subletting by Subtenant shall relieve Subtenant of any obligation under this Sublease.

     13. NOTICES. All notices required hereunder shall be in writing and shall be deemed properly served if delivered in person, if sent by registered or certified mail with postage prepaid and return receipt requested, or if sent by a nationally recognized overnight courier service, in each case to the following addresses (or to such other addresses as either party subsequently may designate by notice given in accordance herewith);

     If to Sublandlord:  Viking Freight, Inc.
                         6411 Guadalupe Mines Road
                         Suite 2185
                         San Jose, California 95120
                         Attn:  Director, Properties
                                and Facilities

     with a copy to:     Caliber System, Inc.
                         3925 Embassy Parkway
                         Akron, Ohio  44333
                         Attn:  Real Estate Department

     If to Subtenant:    Hybrid Networks, Inc.
                         10161 Bubb Road
                         Cupertino, CA  95014-4167

     If to Landlord:     Brokaw Interests
                         10600 North De Anza Blvd.
                         Suite 200
                         Cupertino, California  95014

Following the date on which Subtenant takes occupancy of the Premises, the notice address for Subtenant automatically shall be changed to the street address of the Premises. For the purposes of this Sublease, all notices shall be deemed given on the date of a signed receipt if delivered in person, two (2) days after mailing if mailed in the manner specified above, and on the date of delivery or the date on which delivery is refused if sent by overnight courier.

     14. LEASE PROVISIONS. Subtenant agrees that its rights hereunder are subject and subordinate to the Lease and each and every provision thereof and that the conditions and obligations of the "Tenant" under the Lease shall likewise be binding upon Subtenant hereto, except to the extent that such provisions are inconsistent with the terms expressed under this Sublease. Without limiting the generality of the foregoing, Subtenant expressly agrees to perform and be responsible to Sublandlord for the obligations of, and to be subject to the matters binding upon, the "Tenant" under the following provisions of the Lease: Paragraphs 6, 7.L., 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19,
20, 21, 27, 32, 33, 36, 39 (except to the extent otherwise expressly provided in the First Amendment to Lease and this Sublease), 43 and 44. In each such provision, the term "Lease" shall mean this Sublease, and Sublandlord shall be entitled to exercise the rights of the "Landlord" thereunder. In addition, the "Miscellaneous Provisions" of Paragraph 45 of the Lease hereby are expressly incorporated into this Sublease by reference; provided, however, that (a) the term "Lease" as used therein shall mean this Sublease, (b) the term "Tenant" as used therein shall mean Subtenant, and (c) the term "Landlord" as used therein shall mean Sublandlord.

     15. BROKERAGE. Sublandlord and Subtenant warrant and covenant to each other that they have had no dealings with any broker, finder or agent in connection with this Sublease other than Michael E. Filice and Jim Obermeyer of Wayne Mascia Associates, representing Subtenant, and Mark P. Zamudio and Stephen
C. Condrey of Colliers Parrish International, Inc., representing Sublandlord. Sublandlord covenants and agrees to pay to Colliers Parrish International, Inc. a real estate commission for this sublease transaction in such amount and in such manner as is expressly set forth in the listing agreement between Sublandlord and Colliers Parrish International, Inc. dated March 21, 1997. Sublandlord shall not be obligated to pay any commission, finders fee, consulting fee or similar charge to any other party as a result of this sublease transaction.

     16. HOLDING OVER. In the event Subtenant shall hold over after the expiration of the Term, Subtenant shall (a) pay to Sublandlord Base Rent for the period of such holdover in an amount equal to one hundred fifty percent (150%) of the Base Rent applicable to the last month of the Term, and (b) indemnify and hold Sublandlord harmless against any liability which Sublandlord may incur to Landlord as a result of Subtenant not vacating the Premises. Any such holding over shall otherwise be on the terms and conditions of this Sublease, except those relating to term and the option to extend, which are expressly waived during any holdover. Notwithstanding the foregoing, Subtenant shall have no right to hold over beyond the Term, and any such holdover shall be deemed to be a tenancy at sufferance, terminable upon notice to Subtenant.

     17. PARKING. Subtenant shall be entitled to utilize 3.5 surface parking spaces per 1000 square feet of leased floor area of the Premises. The precise parking areas to be utilized by Subtenant shall be designated by Sublandlord with Subtenant's approval, which shall not be unreasonably withheld, and shall be depicted on a site plan which subsequently shall be attached as Exhibit "B" to this Sublease.

     18. MONUMENT SIGN. Subtenant shall have the non-exclusive right to utilize the existing monument sign located on Guadalupe Mines Road, subject to the approval by Sublandlord and Landlord of the size and configuration of Subtenant's signage thereon. Subtenant agrees that, upon request from Sublandlord or Landlord, it shall reconfigure its signage on such monument sign to create sufficient space thereon to accommodate other parties.

     19. ANTENNAS. Subtenant shall have the right, subject to the approval of Sublandlord, the City of San Jose and any other applicable governmental authorities, to install one or more antennas and/or microwave dishes on the roof of the building. Subtenant shall be fully responsible for all costs and expenses relating to such antennas and/or microwave dishes, including without limitation any damage or liability resulting from the installation, use or removal thereof.

     20. DEFAULT; REMEDIES. The provisions of Paragraph 22 of the Lease (including subparagraphs (a) - (d) thereof) are expressly incorporated into this Sublease by reference and shall govern the occurrence of a default by Subtenant under this Sublease and the remedies available to Sublandlord as a result of such a default; provided, however, that (a) the term "Lease" as used therein shall mean this Sublease, (b) the term "Tenant" as used therein shall mean Subtenant, and (c) the term "Landlord" as used therein shall mean Sublandlord.

     21. SUBLANDLORD'S UNDERTAKING. Sublandlord, at its cost and expense, shall diligently and promptly take all reasonable actions to cause Landlord to perform its duties and obligations under the Lease.

     22. MEMORANDUM OF SUBLEASE. Sublandlord and Subtenant shall execute and deliver a memorandum of this Sublease in recordable form (which memorandum shall contain the information required to entitle the same to recordation but shall not include the Base Rent payable hereunder), which Subtenant may record in the Santa Clara County, California Official Records.

     23. DEFINED TERMS. Capitalized terms in this Sublease shall have the meaning ascribed to such terms in the Lease, unless otherwise defined herein.

     24. COUNTERPART EXECUTION. This Sublease may be executed in counterparts, each of which shall be deemed an original document, but all of which shall constitute a single document.

          IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the month, day and year first written above.


                              SUBLANDLORD:

                              VIKING FREIGHT, INC.


                              By:       /s/ Rodger G. Marticke
                                        ------------------------------------
                              Name:     Rodger G. Marticke
                                        ------------------------------------
                              Its:      President
                                        ------------------------------------

                              SUBTENANT:

                              HYBRID NETWORKS, INC.


                              By:       /s/ William H. Fry
                                        ------------------------------------
                              Name:     William H. Fry
                                        ------------------------------------
                              Its:      Vice President
                                        ------------------------------------


                              And:      /s/ Dan E. Steimle
                                        ------------------------------------
                              Name:     Dan E. Steimle
                                        ------------------------------------
                              Its:      CFO
                                        ------------------------------------

                                     EXHIBIT "A"

                                        LEASE

1.   PARTIES:    THIS LEASE, is entered into on this 9th day of August, 1996, between SDC 941, a California limited partnership, whose address is 10600 North De Anza Blvd., Suite 200 Cupertino, CA 95014 and VIKING FREIGHT, INC., a California corporation, whose address is 411 East Plumeria Drive, San Jose, CA 95134 Attn: Director of Properties.

2.   PREMISES:    Landlord hereby leases to Tenant, and Tenant hires from
Landlord those certain Premises and all appurtenances thereto, situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain real property consisting of a building to be constructed by Landlord as provided in paragraph 7 below of approximately 55,116 rentable square feet square feet (the "Building") on a 6.98 acre parcel including parking for PLUS OR MINUS 340 cars for Tenant's exclusive use as outlined on EXHIBIT
"A" together with a non-exclusive right of way for ingress and egress and for the installment and maintenance of Public Utilities over a strip of land
50 feet in width commonly known as Guadalupe Mines Road, a private street, all as more particularly described on Exhibit "A-1" (the "Premises"). The Premises and the adjacent building of 123,000 square feet on a 9.04 acre site comprise the "Project" for purposes of this Lease.

3.   USE:    Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld: Office, administrative, clinical medical office, research, development, training, ancillary medical, warehouse, cafeteria, exercise rooms, and related lawful uses. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any laws.

4.   TERM AND RENTAL:    The term shall commence on Substantial Completion of
the Building as defined in paragraph 7.H, ("Commencement Date") and shall terminate on the thirty first day of October 2009. Base monthly rent shall be payable by Tenant in monthly installments of Sixty Seven Thousand Seven Hundred Fifty Three and No/100 Dollars ($67,753.00) ("Base Monthly Rent"). Base Monthly Rent shall increase every thirty (30) months of the Lease Term by the product of the Base Monthly Rent payable for the preceding month and one and 85/1000 (1.085).

The Base Monthly Rental shall be due on or before the first day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction except as provided in paragraphs 14, 28 and 30 of the Lease, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

     A.   ADJUSTMENT FOR VARIANCE IN BUILDING SQUARE FOOTAGE:    In the event
the square footage of the Building is other than 55,116 determined by measurement after completion of construction, within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to the Lease setting forth the actual rentable square feet of the Building, which calculation shall be consistent with the BOMA standard for Industrial Buildings (i.e. outside of outside wall to outside of outside wall including balcony areas without deduction).

5.   SECURITY DEPOSIT:    None required.

6.   LATE CHARGES:    Tenant hereby acknowledges that late payment by Tenant to
Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder unless by such acceptance the default is cured, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

     7.   CONSTRUCTION AND POSSESSION:

          A. BUILDING SHELL CONSTRUCTION. Landlord shall cause the shell of the Building ("Building Shell") to be constructed by independent contractors to be employed by and under the supervision of Landlord, in accordance with the building shell plans prepared by Arctec ("Architect") and approved by Landlord and Tenant and guideline specifications, which are attached hereto as EXHIBIT "B" and are incorporated herein by this reference ("Shell Plans and Specifications"). Landlord shall construct the Building Shell in a good and workmanlike manner and in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances. Landlord shall pay for all costs and expenses associated with the construction of the Building Shell. The Building Shell shall include all items customarily included within the definition of a speculative "building shell," including without limitation, those items set forth in the Building Shell Definition, attached hereto as EXHIBIT "C", and incorporated herein by this reference. Landlord shall provide Tenant half-size vellum as-built drawings of the Building Shell within thirty
(30) days following completion of construction thereof.

          B.   TENANT IMPROVEMENT PLANS.   Tenant, at Tenant's sole cost and
expense, has also hired _______________ ("Tenant's Architect"), to prepare plans and outline specifications ("Tenant Improvement Plans and Specifications") to be attached hereto as EXHIBIT "D" with respect to the construction of improvements to the interior premises ("Tenant Improvements"). The Tenant Improvements shall consist of all those items not included within in the scope of the Building Shell definition pursuant to Article 7.A above and EXHIBIT "C". The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow Landlord to construct the Tenant Improvements. Landlord shall construct the Tenant Improvements in accordance with the Tenant Improvement Plans and Specifications in a good and workmanlike manner and in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances; provided, however, Landlord shall not be responsible to ensure the Tenant Improvement Plans and Specifications comply with law or
applicable building codes.    Tenant shall pay for all costs and expenses
associated with the construction of the Tenant Improvements.

          C.   PRELIMINARY COST ESTIMATE FOR THE TENANT IMPROVEMENTS.    Within
fourteen (14) days after Tenant's delivery of the Tenant Improvement Plans and Specifications to Landlord, Landlord shall deliver to Tenant a preliminary cost estimate of the cost to construct the Tenant Improvements. The preliminary cost estimate shall contain sufficient detail for Tenant to understand the cost element of each portion of the proposed Tenant Improvements.

          D.   FINAL PRICING FOR THE TENANT IMPROVEMENTS.    Within ten (10)
days after Tenant's approval of the preliminary cost estimate for the Tenant Improvements, Landlord shall submit to Tenant competitive bids from a minimum of three (3) subcontractors not affiliated with Landlord for each aspect of the work which is to be performed. In the event Tenant is dissatisfied with the bids for the Tenant Improvements, Tenant shall have the right to (i) modify the Tenant Improvement Plans and Specifications within ten (10) days thereafter to reduce the construction cost or (ii) to request Landlord obtain additional bids from alternate subcontractors. In such event, Landlord shall rebid and submit to Tenant a revised cost estimate with five (5) days after receipt of such revised plans. Landlord must utilize the low bid in each case, unless Tenant approves Landlord's use of another subcontractor, and the cost of the Tenant Improvements shall be based upon construction expenses equal to the sum of the bid amounts as approved by Tenant. Upon Tenant's written approval of the contract bids, Landlord and Tenant shall each be deemed to have given their approval of the final Tenant Improvement Plans and Specifications on which the cost estimate was made, and Landlord shall proceed with the construction of the Tenant Improvements in accordance with the terms of Article 7.H below. If Tenant does not specifically approve or disapprove the bids within seven (7) days, Tenant shall be deemed to have approved the bids.

          E.   CHANGE ORDERS.   Tenant shall have the right to order changes in
the manner and type of construction of the Building Shell or the Tenant Improvements. Any change orders which are submitted by Tenant after the date which is ten (10) days after the issuance by the City of San Jose of a building permit for the construction of the Building Shell, which cause Landlord's construction schedule to be delayed shall cause the Commencement Date to occur one (1) day in advance of the date the Building Shell is Substantially Complete, as defined in Article 7.H, for each day of actual delay suffered by Landlord as a direct result of such change order. Upon request and prior to Tenant's submitting any binding change order, Landlord shall promptly provide Tenant with written statements of the cost to implement and the time delay and any increased or decreased construction costs associated with any proposed change order, which statements shall be binding on Landlord. If no time delay or change in construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, Landlord shall implement such change order, and the cost of constructing the Tenant Improvements shall be increased or decreased in accordance with the cost statement previously delivered by Landlord to Tenant for any such change order.

          F.   BUILDING SHELL COSTS.   Landlord shall pay for all costs and
expenses associated with the construction of the Building Shell as defined in EXHIBIT "C".

          G.   TENANT IMPROVEMENT COSTS.   The costs of the Tenant Improvements
shall consist of only the following costs to the extent actually incurred by Landlord in connection with the construction of the Tenant Improvements: costs of construction, costs of permits, and the Landlord overhead in a sum equal to six and 50/100 percent (6.50%) of such cost of construction and permits. During the course of construction of the Tenant Improvements, Landlord may deliver to Tenant not more than once each calendar month a written request for payment which shall include and be accompanied by: (i) Landlord's certified statements setting forth the amount requested certifying the percentage of completion of each item for which reimbursement is requested and certifying that the progress payment requested is due to a subcontractor of Landlord pursuant to a contract between Landlord and
Landlord's subcontractor. Tenant shall pay to Landlord, within fifteen (15)
days after Tenant's receipt of the above items, the costs incurred by
Landlord in connection with the Tenant Improvements installed in the Building in accordance with the Tenant Improvement Plans and Specifications minus the retainage set forth below. Tenant shall be entitled to retain ten percent
(10%) of the amount invoiced by Landlord until the Tenant Improvements are "Substantially Complete" (defined in Article 7.H below). Tenant shall pay the retained balance owing to Landlord within fifteen (15) days following the date that the Tenant Improvements are Substantially Complete. All costs for Tenant Improvements shall be fully documented to and verified by Tenant and shall be subject to audit by Tenant in the event of a challenge. The amounts charged to Tenant shall not exceed the bid which Landlord is required to utilize pursuant to Article 7.D above.

          H.   CONSTRUCTION.    Landlord shall use its best efforts to obtain a
building permit from the City of San Jose as soon as possible after Tenant's approval of the Shell Plans and Specifications. The Building Shell and Tenant Improvements shall be deemed substantially complete ("Substantially Complete") when the Building Shell and Tenant Improvements have been substantially completed in accordance with the Shell Plans and Specifications and Tenant Improvement Plans and Specifications, as evidenced by the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority for the Building Shell and Tenant Improvements, and the issuance of a certificate by the Architect certifying that the Building Shell and Tenant Improvements have been completed in accordance with the plans.

          I.   This paragraph intentionally left blank

          J.   INSURANCE/INDEMNITY.   Landlord shall indemnify, protect, defend
and hold Tenant harmless from and against all liability, cost, expense, or damage (including, without limitation, attorneys fees) arising from: (i) the construction of the Building Shell or the Tenant Improvements; or (ii) any construction defects, or (iii) any failure to properly construct the Building Shell or Tenant Improvements in accordance with the Shell Plans and Specifications or Tenant Improvement Plans and Specifications, or (iv) any failure to construct the Building Shell or Tenant Improvements in a good and workmanlike manner, or (v) any failure to construct the Building Shell or Tenant Improvements in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances; provided, however, Landlord shall not be responsible to ensure the Tenant Improvement Plans and Specifications comply with law or applicable building codes. Tenant's review and approval of any plans, specifications, or any other documents shall not relieve Landlord from Landlord's obligations under the foregoing indemnification. Landlord shall procure (as a cost of the Building Shell) and keep in effect from the execution date of this Lease until the termination of this Lease a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00), insuring all of Landlord's activities with respect to the Building and Premises, including Landlord's indemnity obligations under this Article 7.J. In addition, Landlord shall procure (as a cost of the Building Shell) builder's risk insurance, insuring the Building Shell and Tenant Improvements for their full replacement cost while the Building and Tenant Improvements are under construction, and until the date that the fire insurance policy described in Article 12 of the Lease is in full force and effect.

          K.   PUNCHLIST & WARRANTY.   After the Building Shell and Tenant
Improvements are Substantially Complete, Landlord shall immediately correct any construction defect or other "punchlist" item which Tenant brings to Landlord's attention. All such work shall be performed in a manner designed to cause the least possible interruption to Tenant and Tenant's activities on the Premises. Landlord shall provide a standard contractor's warranty with respect to the Premises for one (1) year from the Commencement Date. Such warranty shall exclude (i) routine maintenance, (ii) damage caused by the negligence or misuse by Tenant and (iii) acts of God

          L.   OTHER WORK BY TENANT:   All work not within the scope of work
normally constructed by the construction trades employed on the Building and not described in the Shell Plans and Specifications or Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant. When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced, Landlord shall notify Tenant and shall permit Tenant, and its authorized representatives and contractors, to have access to the Premises before the Commencement Date for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant, or its authorized representatives and contractor, shall be undertaken upon the following conditions: (i) if the entry into the Premises by Tenant, or its representatives or contractors, interferes with or delays Landlord's construction work, Tenant shall cause the party responsible for such interference or delay to leave the Premises; (ii) any contractor used by Tenant in connection with such entry and installation shall use union labor and its entry on the Premises shall not interfere with Landlord's work.

          M.   LANDLORD'S FAILURE TO COMPLETE CONSTRUCTION:    Notwithstanding
the foregoing, if for any reason the Premises are not Substantially Complete on or before that date which is ten (10) months following the date of execution of this Lease, Tenant shall be entitled to rental abatement hereunder of one (1) day's rent beyond the Commencement Date for each day beyond said ten (10) month period in which the Premises are not Substantially Complete. If for any reason the Premises are not Substantially Complete on or before that date which is eighteen (18) months following the date of execution of this Lease, Tenant shall be entitled to terminate this Lease by providing written notice to Landlord within thirty (30) days following the expiration of said eighteen (18) month period. The above dates shall be extended one day for every day of delay in completion caused by Tenant Delays. The foregoing remedies provided in this
Article 7.M shall be the sole and exclusive remedy of Tenant with respect by the failure by Landlord to achieve Substantial Completion within the ten (10) month period.

8.   ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER:    By entry hereunder,
Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and the other improvements in their present condition, except for latent defects. Tenant agrees on the last day of the term hereof, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear, destruction by casualties, permitted alterations and maintenance and repairs for which Tenant is not responsible hereunder excepted. "Good condition" shall mean that the interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Not later than thirty (30) days before termination of this Lease, Landlord shall notify Tenant in writing of all alterations, additions and improvements made to the Premises ("Alterations") which Landlord requires Tenant to remove and with respect to which Tenant is required to restore the Premises to their condition as of the Commencement Date at Tenant's sole cost and expense; provided, however, Landlord shall not require Tenant to remove any Alterations which Landlord has agreed can remain at the time of consent pursuant to paragraph 10 below. On or before the end of the term or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises, and all property not so removed within thirty (30) days after termination shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

9.   USES PROHIBITED:    Tenant shall not commit, or suffer to be committed, any
waste
upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Buildings in which the Premises may be located or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the Building of which it is a part to such an extent as to significantly endanger the structural integrity, floors or interior walls of the Building or the Premises, or place any harmful liquids or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building in violation of law. Except in enclosed refuse storage areas, no materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which may be withheld in its reasonable discretion.

10.  ALTERATIONS AND ADDITIONS:     Tenant shall be entitled without obtaining
Landlord's consent or the consent of any lender secured by the Premises, to make any Alterations to the Premises which do not affect (i) the exterior appearance of the Building or (ii) the structure of the Building. If an Alteration requires Landlord's consent, Tenant shall deliver to Landlord the proposed architectural and structural plans for all such alterations and Landlord shall indicate to Tenant in writing within five (5) business days following receipt of Tenant's request, whether Landlord consents to the proposed Alteration, and if so, whether Landlord will require Tenant to remove such Alteration at the expiration of the lease term. As to Alterations requiring Landlord's consent, such consent shall not be unreasonably withheld or delayed. Any Alteration to the said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, permanent partitioning, carpeting, or any other installation which has become an integral part of the Premises. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such Alterations until three (3) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

          Tenant shall have the right to add, at its expense, approximately 50,000 square feet of space to the Premises (the "Addition") in the location shown on EXHIBIT "A" at any time during the term of the Lease. The Landlord's consent or the consent of any lender secured by the Premises shall not be required to construct the Addition, provided the Addition is constructed in compliance with all laws and is architecturally consistent with the Premises. The provisions of paragraph 10 shall generally govern the construction of the Addition except that Substantial Completion of the Addition shall not affect the rent and Tenant shall be responsible for all costs associated with the Addition.

11.  MAINTENANCE OF PREMISES:    Landlord warrants that as of the date of this
Lease, the roof, exterior walls, glazing, plumbing, electrical and HVAC systems, sidewalks and parking areas, related to the Premises are in good and sanitary order, condition, and repair. Subject to Landlord's warranties contained in this paragraph 11 and paragraph 7.K, Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof membrane (maintenance only), glazing, plumbing, electrical and HVAC systems, and all the Tenant Improvements in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior walls, structure and structural members, and roof structure and roof membrane (replacement only) of the Building. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Tenant shall be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. All vinyl wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

12.  HAZARD INSURANCE:    Tenant shall not use, or permit said Premises, or any
part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to Tenant's use of said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering said Building and appurtenances. Landlord shall purchase and keep in force "all risk" (including earthquake and flood) casualty and 12 month rental loss insurance. The amount of the "all risk" casualty insurance shall equal to the replacement cost of the Building Shell, the Tenant Improvements, and, if applicable, the Alterations or the Addition (without depreciation). All such policies shall provide for thirty
(30) days' prior written notice to Tenant of any cancellation or termination. The Tenant agrees to pay to the Landlord as additional rent, on demand each year thirty (30) days prior to the date due, the full cost of said insurance as evidenced by insurance billings to the Landlord. Payment shall be due to Landlord within thirty (30) days after written invoice to Tenant.

Notwithstanding the foregoing, Tenant reserves the right to provide the "all risk" casualty coverage insurance for the Premises provided (i) Tenant can obtain such insurance at a more favorable rate than Landlord; (ii) the form of coverage and insurer are satisfactory to Landlord and its lender; (iii) Landlord and its lender are named as additional insured; (iv) such insurance provides that it may not be subject to cancellation or change except after at least sixty
(60) days written notice to Landlord; and (v) Tenant has delivered to Landlord a certificate of insurance evidencing such policy is in effect.

In addition, Tenant agrees to insure its personal property, additions, alterations, and improvements for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises of $5,000,000.00 combined single limited for bodily injury and property damage. Each party shall name the other as an additional insured on their respective policies, shall deliver a copy of their certificates of insurance to each other. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation or termination. Tenant's insurance may be provided through a blanket policy covering the Premises and other properties owned or leased by Tenant.

It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies, as set forth above. The parties shall obtain from their respective property insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

13.  TAXES:    Tenant shall be liable for all taxes levied against Tenant's personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his prorata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his prorata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder to cover the exact amount of such tax. Tenant shall have the right to contest the amount of any such taxes so long as such contest does not result in a lien against the property or other impairment of Landlord's title to the property and Landlord agrees to cooperate in such proceedings.

14.  UTILITIES:    Tenant shall pay directly to the providing utility all
water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises except to the extent the failure is caused by Landlord's negligence or willful misconduct. Tenant shall be entitled to abatement or reduction of rent as to the unusable portion of the Premises provided any failure to provide and furnish the utilities to the Premises is due (i) to Landlord's negligence or willful misconduct and (ii) such interruption of utilities continues more thirty (30) days.

15.  ABANDONMENT:    Tenant shall not abandon the Premises at any time during
the term; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

16.  FREE FROM LIENS:    Tenant shall keep the Premises and the property on
which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Tenant shall have the right to contest such liens if Tenant obtains a bond equal to 150% of the amount of such lien to prevent enforcement of the lien during such contest or otherwise makes adequate provision to prevent enforcement of the lien during such contest and during the pendency of any such contest Tenant's failure to pay and discharge such liens shall not constitute a default hereunder.

17.  COMPLIANCE WITH GOVERNMENTAL REGULATIONS:    Tenant shall, at its sole cost
and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, (i) pertaining to Tenant's use of the Premises, or (ii) resulting from any Alterations made by Tenant, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall have the right to contest such laws if Tenant makes adequate provision to prevent enforcement of the law during such contest, and during the pendency of any such contest Tenant's failure to comply with such laws shall not constitute a default hereunder. Landlord warrants that to its best knowledge, the Premises and the Project are in compliance with all Municipal ordinances and authorities and State and Federal statutes and authorities now in force.

18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:    Without the prior written consent
of Landlord, and except for standard office products and cleaning supplies, Tenant shall not bring, allow, use or permit upon the Premises, or generate or create at or emit or dispose in violation of law from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of any such materials by Tenant. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and
(iii) all costs of defending such claims. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment.

Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant associated with the removal, investigation, monitoring or remediation of hazardous materials whose presence arises from the bringing, allowing, using, permitting, generating, creating, or emitting or disposing of any such materials in violation of law on the Premises or in the Building by Landlord or any other person unrelated to Tenant.

19.  INDEMNITY:    As a material part of the consideration to be rendered to
Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time during the term of this Lease except for claims caused by the willful or negligent acts or omissions of Landlord and its employees, agents and contractors, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

Landlord shall indemnify and hold harmless Tenant from all damages, liabilities, judgments, actions, attorneys' fees, consultants' fees, cost and expenses arising from the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees, or the breach of Landlord's obligations or representations under this Lease.

20.  ADVERTISEMENTS AND SIGNS:    Except for the monument sign to be provided by
Landlord pursuant to paragraph 7, Tenant will not place or permit to be placed, in, upon or about the said Premises any signs not approved by the city or other governing authority. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Landlord agrees that, subject to City approval, Tenant may have signage similar to that currently permitted for the other tenants in the Project.

21.  ATTORNEY'S FEES:    In case suit should be brought for the possession of
the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

22.  TENANT'S DEFAULT:    The occurrence of any of the following shall
constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

     22.(a)    REMEDIES:    In the event of any such default by Tenant, then in
addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus three (3%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     22.(b)  This paragraph intentionally left blank

     22.(c)    ABANDONMENT:     In the event of the abandonment of the Premises
by Tenant if Landlord does not elect to terminate this Lease as provided in paragraph 22.(a) above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     22.(d)    NO TERMINATION:     No re-entry or taking possession of the
Premises by Landlord pursuant to 22.(c) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

23.  SURRENDER OF LEASE:    The voluntary or other surrender of this Lease by
Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct relationship between Landlord and any subtenants.

24.  This paragraph intentionally left blank.

25.  LANDLORD'S DEFAULT:    In the event of Landlord's failure to perform any of
its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure such failure, (except in the case of an emergency in which event only a reasonable attempt to notice Landlord verbally or in writing shall be required), prior to any claim for breach or for damages resulting from such failure; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Landlord shall not be deemed to be in default if Landlord shall within such period commence such cure and thereafter diligently prosecute the same to completion. In the event of any default by Landlord not cured as provided in this paragraph, Tenant shall have all remedies available in this Lease at law or in equity including without limitation the remedies of damages, specific performance or the right to perform such obligation on Landlord's behalf.

26.  NOTICES:    All notices required to be given under this Lease shall be sent by U.S. certified mail, return receipt requested or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. In addition Landlord agrees to provide a copy of all notices to Caliber System, Inc., at 1815 West Market St., Akron, OH 44313 Attn.: Real Estate Department. Notices shall be deemed received on the date delivered to the party being noticed.

27.  ENTRY BY LANDLORD:    Tenant shall permit Landlord and his agents to enter
into and upon said Premises at all reasonable times upon reasonable notice of at least 24 hours (except in case of emergency) subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; provided, however, (i) Landlord shall not unreasonably interfere with Tenant 's normal business operations, (ii) any such scaffolding, canopies, fences and props shall remain in place no longer than reasonably necessary for Landlord's reasonable business purpose, and (iii) such alterations, additions or additional improvements shall not materially interfere with access, light and ventilation to the Premises. Tenant shall permit Landlord and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any "For Sale" or "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours following reasonable notice to Tenant.

28.  DESTRUCTION OF PREMISES:   In the event of any destruction to all or any
part of the Building or Premises by a casualty (i) which is required to be insured under paragraph 12, (ii) which is actually insured by Landlord, or (iii) which is uninsured, but the cost to restore is less than One Hundred Thousand and No/100 Dollars, Landlord shall cause a contractor selected by Landlord to prepare a reasonable good faith opinion (the "Contractor's Estimate") of the number of days needed to repair such damage, and shall deliver the Contractor's Estimate to Tenant within thirty (30) days following such destruction (unless such destruction has been fully repaired within such thirty (30) day period).
In the event of a destruction of the Premises by an insured casualty (or by an uninsured casualty if the cost of restoration is less than $100,000) during the term from any cause, Landlord shall forthwith repair the same to substantially their former condition in a good and workmanlike manner and in accordance with all applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances, provided such repairs can be made within one (1) year from the date of destruction, including receipt of all necessary governmental approvals, under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. If the Contractor's Estimate indicates that such repairs cannot be made in one (1) year from the date of destruction, Landlord or Tenant may, at their option, terminate this Lease. In the event this Lease is terminated, Tenant shall be entitled to any insurance proceeds received by Landlord which are attributable to the Tenant Improvements, Alterations, or the Addition.

A destruction of the Premises by a casualty not required to be insured by Landlord under this Lease and not actually insured by Landlord costing in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) to restore, shall terminate this Lease, unless either Landlord or Tenant elects to pay the difference between $100,000.00 and the actual cost to restore the Premises, in which event Landlord shall restore as provided above. In all events Landlord or Tenant shall be entitled to terminate this Lease effective as of the date of the destruction if the actual repairs have not been completed within one (1) year following the date of the destruction. In the event of any termination of this Lease pursuant to this paragraph 28 and the Premises are habitable, Landlord and Tenant shall use reasonable good faith efforts to negotiate a termination date and fair rental value to be paid by Tenant prior to such termination date. In all events in which Landlord is obligated to restore the Premises, Landlord shall be required to restore the Tenant Improvements, and, if the same have been made, Alterations and the Addition, but shall not be required to restore Tenant's fixtures or personal property.

29.  ASSIGNMENT OR SUBLEASE:    In the event Tenant desires to assign this Lease
or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether Landlord will consent to the proposed assignment or sublease. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (ii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said 10-day period, Landlord shall be deemed to have elected option (i) above. Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the rent payable hereunder, after the net unamortized cost of the Tenant Extra Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs including brokerage commissions, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease except for obligations created by any subsequent amendment of this Lease to which Tenant is not a party. Any assignment or subletting which conflicts with the provisions hereof shall be void.

Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord and Tenant) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that: (i) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, and the Premises, or the relevant part thereof, will be used in such a manner, that is limited to the use expressly permitted under this Lease;
(ii) the proposed assignee or subtenant is a reputable company with sufficient financial worth and management ability to undertake the responsibility involved, and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease shall be in form reasonably satisfactory to Landlord;
(iv) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent not to exceed $1500 per request for assignment or sublease; and (v) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord.

Any assignment or transfer shall be made only if and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed following the date of the assignment and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed except with respect to obligations of Tenant created by subsequent amendments of this Lease to which Tenant is not a party, and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 above and Tenant has failed to cure such default within ten (10) days following notice of such default from Landlord.
The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee.

Notwithstanding the foregoing, Tenant may, without the requirement to comply with the provisions of this paragraph 29, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets (a "Permitted Transferee"). For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

30.  CONDEMNATION:    If any part of the Premises shall be taken for any public
or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder in Tenant's reasonable opinion, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder in Tenant's reasonable opinion, this Lease shall thereupon terminate. If more than twenty-five percent (25%) of the Premises is taken, either Landlord or Tenant may terminate this Lease as of the effective date of such taking by written notice to the other party prior to the effective date of the taking.
If this Lease is not terminated pursuant to this paragraph, Landlord shall, at Landlord's sole cost, repair any damage to the Premises resulting from such taking. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any alterations, additions or improvements made by Tenant or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130.

31.  EFFECTS OF CONVEYANCE:    The term "Landlord" as used in this Lease,
means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder arising following such sale, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.

32.  SUBORDINATION:    In the event Landlord notifies Tenant in writing, this
Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any documents which may be required to effectuate such subordination; provided that such ground lessor or mortgagee executes a written agreement with Landlord in form and substance reasonably satisfactory to Tenant providing that Tenant's right to quiet possession of the Premises shall not be disturbed either before or after the foreclosure if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect the leasehold or Tenant's rights or obligations hereunder.

33.  WAIVER:    The waiver by Landlord or Tenant of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

34.  HOLDING OVER:    Any holding over after the termination or expiration of
the said term, shall be construed to be a hold over tenancy and Tenant shall pay rent to Landlord at a rate equal to one hundred twenty five percent (125%) of the monthly rental installment due in the month preceding the termination or expiration of the Lease, prorated on a daily basis. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

35.  SUCCESSORS AND ASSIGNS:    The covenants and conditions herein contained
shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

36.  ESTOPPEL CERTIFICATES:    Landlord or Tenant shall at any time during
the term of this Lease, upon not less than ten (10) days prior written notice from the other party, execute and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the requesting party hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Failure of the requested party to deliver such statement within such time shall be conclusive upon such party that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party;
(b) there are not uncured defaults in the requesting party's performance. Tenant also agrees to provide three (3) years of its publicly available audited consolidated financial statements within ten (10) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders. Landlord and any commercial lenders which are furnished the financial statements agree to keep such information confidential.

37.  OPTION TO EXTEND THE TERM:    Landlord hereby grants to Tenant, upon and
subject to the terms and conditions set forth in this paragraph, the option (the "Option") to extend the term of this Lease for two (2) additional terms of sixty (60) months each (individually an "Option Term") . The Option Term shall be exercised, if at all, by written notice to Landlord on or before the date that is twelve (12) months prior to the expiration date of the initial term of the Lease. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the expiration date of the initial term, provided that the Base Monthly Rent to be paid shall be equal to the greater of (i) Fifty One Thousand Six Hundred Eight ($51,608.00), or (ii) ninety five percent (95%) of the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. The appraisers shall be instructed that the foregoing five percent (5%) discount is intended to reduce comparable rents which include (i) brokerage commissions, (ii) tenant improvement allowances, and (iii) vacancy costs, to account for the fact that Landlord will not suffer such costs in the event Tenant exercises its Option.
 Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the expiration date of the initial term. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term taking into account the age of the Building, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental and other monetary payments, and any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable to the Premises in the locality of the Building and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Term in determining the rental such party would be willing to pay therefor. The Fair Market Rental shall not include, however, the value of any Tenant Improvements paid for by Tenant or any addition to the Premises constructed by Tenant pursuant to paragraph 10 above.

If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the expiration date of the initial term. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (x) elects to terminate its exercise of the

Option, in which event the Option shall lapse and this Lease shall terminate on the expiration date of the initial term in the manner provided herein, or
(y) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37(a) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37(a) below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to in paragraph 37(a) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(a) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37(a) below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(a) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

     37(a).    RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL:    Any
disagreement regarding the Fair Market Rental shall be resolved as follows:

(i) Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

(ii) If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

(iii) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

(iv) All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising commercial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in resolving the dispute pursuant to this paragraph.

38. RIGHT OF FIRST OFFERING TO PURCHASE: Landlord hereby grants Tenant a right of first offering to purchase the Premises. Prior to Landlord offering to sell the Premises to a third party, Landlord shall give Tenant written notice of such desire and the terms and other information under which Landlord intends to sell the Premises. Provided at the time of exercise, Tenant (i) is not in default and
(ii) substantially occupies the Premises, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within twenty
(20) business days after Tenant's receipt of Landlord's notice, to purchase the Premises at the sales price and terms of sale specified in the notice.
In the event Tenant timely exercises such option to purchase the Premises, Landlord shall sell the Premises to Tenant, and Tenant shall purchase the Premises from Landlord in accordance with the price and terms specified in Landlord's notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable purchase agreement consistent with the terms set forth in Landlord's notice within thirty (30) days of Landlord's notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable purchase agreement within such thirty (30) day period or (ii) Tenant fails to exercise Tenant's option within said twenty (20) day period, Landlord shall have one hundred eighty (180) days thereafter to sell the Premises at no less than ninety percent (90%) of the sales price and upon the same or substantially the same other terms of sale as specified in the notice to Tenant. In the event Landlord fails to sell the Premises within said one hundred eighty (180) day period or in the event Landlord proposes to sell the Premises at less than ninety percent (90%) of the sales price or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Offering.

This Right of First Offering shall automatically terminate, (i) upon the expiration or sooner termination of the Lease, or (ii) in the event of a foreclosure or other transfer of Landlord's interest in the Premises to a
lender.   Notwithstanding the forgoing, this Right of First Offering shall not apply to or terminate upon a transfers of all or a portion of the Premises to
(i) John A. Sobrato and/or John M. Sobrato (individually and collectively "Sobrato"), and (ii) any immediate family member of Sobrato, and (iii) any trust established, in whole or in part, for the benefit of Sobrato and/or any immediate family member of Sobrato, (iv) any partnership in which Sobrato or any immediate family member, either directly or indirectly (e.g., through a partnership or corporate entity or a trust) retains a general partner interest, and/or (v) any corporation under the control, either directly or indirectly, by Sobrato or any immediate family member of Sobrato.

39.  OPTIONS:    All Options provided Tenant in this Lease are personal and granted to original Tenant and any Permitted Transferee and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

40.  QUIET ENJOYMENT:    As long as Tenant faithfully and timely performs all
the terms and covenants of this Lease, Tenant shall quietly have and hold the Premises for the term and any extensions thereof.

41.  BROKERS:    Tenant represents it has not utilized or contacted a real
estate broker or finder with respect to this Lease other than Colliers Parrish and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant. Tenant agrees to pay the commission of $3.00 per square foot due Colliers Parrish with respect to this Lease.

Landlord represents it has not utilized or contacted a real estate broker or finder with respect to this Lease, and Landlord agrees to indemnify and hold Tenant harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Landlord.

42.  LANDLORD'S LIABILITY:    Provided Landlord maintains at least $1,000,000 of
equity in the Premises, If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners shall be liable personally for any deficiency.

43.  AUTHORITY OF PARTIES:    Tenant represents and warrants that each
individual executing this Lease on behalf of said corporation is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Landlord represents and warrants that each individual executing this Lease on behalf of said limited partnership is duly authorized to execute and deliver this Lease on behalf of said limited partnership, and that this Lease is binding upon said limited partnership in accordance with its terms.

44.  DISCLOSURES:    Landlord has advised Tenant of a potential health concern
related to the presence in the air of Aspergillus related to the composting activities at the nearby landfill. Tenant has agreed it will not seek to terminate the lease based any potential health hazard related to the Aspergillus.

45.  MISCELLANEOUS PROVISIONS:    All rights and remedies hereunder are
cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term provided such term is reasonably severable.

This Lease shall be governed by and construed in accordance with California law.

Tenant shall not permit or condone any nuisance or disturbance of any kind on the Premises which unreasonably annoys or disturbs Landlord.

All sums due hereunder, including rent and additional rent, if not paid after expiration of any applicable grace period, shall bear interest at the prime rate charged from time to time by Union Bank accruing from the date due until the date paid to Landlord.

Time is of the essence hereunder.

The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, after providing any required notice and after allowing any applicable cure period to elapse, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment. If Landlord fails to perform any obligation required under this Lease or by law or governmental regulation, Tenant in its sole discretion may, after providing any required notice and after allowing any applicable cure period to elapse, perform such obligation, in which event Landlord shall pay Tenant as additional rent all sums paid by Tenant in connection with such substitute performance within ten (10) days following Tenant's written notice for such payment, failing which Tenant shall be entitled to all remedies available at law or in equity. Any delinquent sum shall bear interest at the per annum interest rate announced from time to time by Union Bank, as its prime rate at its principal office.

Except as expressly stated in this Lease, Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth, Tenant relied on no statement of Landlord or its agents for that purpose.

All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.


IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD:                                   TENANT:
SOBRATO DEVELOPMENT COS. #941               VIKING FREIGHT, INC.,
a California Limited Partnership            a California Corporation



By:  /s/ illegible                          By:  /s/ illegible
     -----------------------------               ------------------------------
-------------------------------
Its:  Managing General Partner              Its:  President
                                                 ------------------------------

                                    EXHIBIT "A"
                                 PREMISES & PROJECT


                               [Graphic of Premises]

                              EXHIBIT A-1 TO SUBLEASE

SITUATED IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA AND STATE OF CALIFORNIA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     Parcel 2 as shown on that certain parcel map filed in Book 587 of Maps at Pages 18, 19 and 20, Santa Clara County Records.

     Excepting therefrom that certain portion of said Parcel 2 described as follows:

     Beginning at the most Southeasterly corner of said Parcel 2;

     Thence from said point of beginning along with Southeasterly line of said Parcel 2 following three courses:

     North 31 DEG. 05' 28" East 227.66 feet to the beginning of a curve to the left;

     Along said curve through a central angle of 2 DEG. 21' 55" having a radius of 320.00 feet and an arc distance of 13.21 feet;

     North 28 DEG. 43' 31" east 15.71 feet;

     Thence North 61 DEG. 10' 34" West 130.28 feet to the beginning of a non-tangent curve to the left to which point a radial line bears North 13 DEG. 35' 02" West;

     Thence Westerly along said curve through a central angle of 35 DEG. 26' 28" having a radius of 365.00 feet and an arc distance of 225.78 feet to the beginning of a non-tangent curve to the left to which point a radial line bears North 5 DEG. 21' 12" East;

     Thence along said curve through a central angle of 38 DEG. 57' 38" having a radius of 150.00 feet and an arc distance of 86.76 feet to the Southwesterly line of said Parcel 2;

     Thence along said Southwesterly line the following twelve courses:

     South 38 DEG. 18' 35" East 51.23 feet;

     South 60 DEG. 17' 44" East 67.38 feet;

     North 30 DEG. 10' 44" East 5.48 feet;

     South 59 DEG. 20' 48" East 14.00 feet to the beginning of non-tangent curve to the right to which point a radial line bears
     North 59 DEG. 20' 48" West;

     Along said curve Northeasterly through a central angle of 8 DEG. 18' 25" having a radius of 317.00 feet and an arc distance of 45.96 feet;

     South 51 DEG. 02' 23" East 30.00 feet;

     South 38 DEG. 38' 20" West 3.22 feet;

     South 51 DEG. 40' 57" East 52.00 feet;

     North 38 DEG. 31' 48" East 1.74 feet;

     South 51 DEG. 15' 27" East 40.00 feet;

     North 38 DEG. 54' 32" East 1.13 feet;

     South 50 DEG. 55' 30" East 49.59 feet;

     To the point of bargaining.

     Together with that certain portion of Parcel 1 as shown on the above-mentioned parcel map described as follows:

     Beginning at the Northerly corner of said Parcel 1;

     Thence from said point of beginning along the Northerly lines of said Parcel 2 South 38 DEG. 18' 35" East 292.55 feet to the beginning of a non-tangent curve to the left to which a radial line bears
     North 31 DEG. 36' 23" West;

     Thence Southwesterly along said curve through a central angle of 18 DEG. 31' 34" having a radius of 150.00 feet and an arc distance of 48.50 feet;

     Thence North 33 DEG. 16' 46" West 169.14 feet;

     Thence North 68 DEG. 28' 08" West 90.19 feet to the Northwesterly line of said Parcel 1;

     Thence along said Northwesterly line North 21 DEG. 37' 00" East 66.09 feet to the beginning of a curve to the right;

     Thence along said curve through a central angle of 16 DEG. 37' 59" having a radius of 135.00 feet and an arc distance of 39.19 feet to the point of beginning.

TOGETHER WITH:

     A non-exclusive right of way for ingress and egress and for the installment and maintenance of public utilities over a strip of land 50 feet in width, the center line of which is described as follows:

     Beginning at an iron pipe at the point of intersection of the Northerly line of that certain Parcel of land described as Parcel No. Three in the deed from the Francesca Chouteau to James Rolph III and June Irene Rolph, his wife, dated December 30, 1995 and recorded January 12, 1996 in Book 3385 of Official Records Page 6, Santa Clara County Records, with the center line of a 50 foot right of way, as said iron pipe; Northerly line and said center line, are shown on the map of record of survey filed in the Office of the Recorder of the

     County of Santa Clara, State of California, on March 8, 1956 in Book 67 of Maps, at page 29, said point of beginning also being the Southerly terminus of the center line of the Guadelupe Mines Road, as shown on said map of record of survey; thence from said point of beginning along the center line of said 50 foot right of way South 15 DEG. 47' 08".

     West 260.98 feet to an iron pipe; thence South 8 DEG. 56' 38" West 178.61 feet to an iron pipe; South 2 DEG. 55' 08" West 478.06 feet to an iron pipe, South 28 DEG. 43' 31" West 210.62 feet to an iron pipe, South 31 DEG. 05' 26" West 500.67 feet to an iron pipe; South 35 DEG. 22' 21" West
     191.00 feet to an iron pipe; South 15 DEG. 50' 31" West 125.11 feet to an iron pipe, South 26 DEG. 51' 51" West 134.17 feet to an iron pipe, South _9 DEG. 03' 41" West 134.17 feet to an iron pipe, South 61 DEG. 51' 21" West 210.15 feet to an iron pipe.

                    EXHIBIT "B" - SHELL PLANS AND SPECIFICATIONS

Architect      Sheet References                                                  Last Revision Date
-----------    ----------------                                                  ------------------
Arctec         A0.1, A1.0-1.1, A2.0-2.4, A3.0, A4.0-4.3, A6.0, A8.0-8.2,               7/24/96
               A10.0-10.7
SEI            S1.0, S2.0, S3.0, S4.0, S5.0-5.1, S6.0-S6.1, S7.0-7.1, S8.08.2,         7/24/96
               S9.0, S10.0, S11.0, S12.0
Spring         SE0, SE1                                                                7/24/96
Kier & Wright  C-1, C-2                                                                7/24/96
Guzzardo       L-1, L-2                                                                7/24/96

                      EXHIBIT "C" - BUILDING SHELL DEFINITION

The Building Shell includes the following items:

1.   SITE WORK
     a.   Asphalt concrete paving, wheel stops, and striping.
     b. Concrete sidewalks, curbs, gutter, driveway, approaches, and planter walls.
     c.   Landscaping, landscape lighting, and irrigation.
     d. Underground utilities - water, gas, fire line, sanitary line, site storm drainage system, transformers and primary and secondary electrical lines stubbed into building. The routing of the under slab utilities shall be done as part of the Building Shell construction if the location of the lines are determined prior to the pouring of the floor slab.
     e. Any offsite improvement work required by the City of San Jose to obtain building permits.

2.   BUILDING STRUCTURE
Includes all elements necessary to provide for a completely waterproof Building Shell including but not limited to:
     a. Concrete foundation and slab on grade including all reinforcing steel and wire mesh including two loading docks.
     b.   Structural steel columns and beams.
     c. Steel joist and girder second floor system with concrete and metal deck.
     d. Insulated wood panelized glulam roof structure with fiberglass built-up roofing including roof drainage plumbing.
     e. Glass, glazing and perimeter roll up or hollow metal doors including normal passage hardware.
     f. Concrete tilt up, plaster or Dry-Vit on metal stud framed exterior walls.
     g.   Exterior painting.
     h. All city permits, fees, and taxes, connection charges related to the Building Shell construction.
     j. All architectural and engineering costs related to the design of the Building Shell.
     k.   Batt and seam metal mansard roof

               EXHIBIT "D" - TENANT IMPROVEMENT PLANS AND SPECIFICATIONS
                   (SHEET REFERENCES TO BE ATTACHED WHEN COMPLETE)

                          EXHIBIT "E" - GUARANTY OF LEASE



This Guaranty of Lease ("Guaranty") is made as of this 9th day of August, 1996 by CALIBER SYSTEM, INC. ("Guarantor") in favor of Landlord, and recites as follows:

WHEREAS, as an inducement for Landlord to enter into the Lease, Guarantor desires to guarantee the full performance of all obligations of Tenant under the Lease upon the terms set forth below.

NOW THEREFORE, in consideration of the execution of the Lease by Landlord, Guarantor unconditionally agrees as follows:

     1.   GUARANTY.    Guarantor, continually, directly and unconditionally
hereby guarantees the full performance by Tenant of each and every term, covenant, condition and obligation of the Lease to be performed by Tenant (the foregoing obligations are hereinafter sometimes collectively referred to as the "Guaranteed Obligations"). The Guaranteed Obligations shall include, without limitation, the payment of Base Rent, Additional Rent and all other sums becoming due under the Lease and the compliance with all of Tenant's obligations under the Lease which relate to Hazardous Materials.

     2.   CONTINUING GUARANTY.    This Guaranty is a continuing one and shall
terminate only upon the full and complete performance by Tenant of all of the Guaranteed Obligations. Guarantor's liability under this Guaranty with respect to the full and unconditional performance of the Guaranteed Obligations shall continue following the termination of the Lease Term to the extent any of the
Guaranteed Obligations have not otherwise been performed.   Guarantor may not
revoke the continuing nature of this Guaranty. In the event that Landlord should seek to enforce any of its rights provided in this Guaranty, and demand payment or performance from Guarantor, such demand and compliance thereto shall not release, extinguish, exonerate or, in any way, affect or diminish Guarantor's continuing obligations hereunder.

     3.   LEASE MODIFICATIONS.    This Guaranty shall continue in full force and
effect as to any and all renewals, modifications, amendments or extensions of the Lease entered into by Landlord and Tenant while Tenant is an affiliate of Guarantor, but none other, whether or not Guarantor shall have received any notice of or consented to such renewals, modifications, amendments or extensions. No renewal, modification, amendment or extension of the Lease shall in any manner release, discharge or diminish the obligations of Guarantor hereunder. This paragraph modifies the provision of California Civil Code
Section 2819.

     4.   ASSIGNMENT BY LANDLORD.    Landlord may, without notice, assign,
transfer, hypothecate, encumber or otherwise dispose of, in whole or in part, any of Landlord's rights, claims or interests in the Lease, the Premises or this Guaranty. No assignment, hypothecation, encumbrance, disposition or other transfer of the Lease, the Premises or this Guaranty shall operate to extinguish or diminish, in any way, the obligations of Guarantor hereunder.

     5.   ASSIGNMENT BY TENANT.    This Guaranty shall continue and remain
unconditionally unaffected by any assignment of the Lease by Tenant, any sublet by Tenant of the Premises, or any change in the entity comprising Tenant. Upon any assignment of the Lease or any sublet, the Guarantor shall continue to remain liable and obligated for the full performance by Tenant's successor of the Guaranteed Obligations. "Tenant" as used in this Guaranty shall include all successors and assigns of Tenant.

     6.   ADDITION OR RELEASE OF SECURITY.    This Guaranty shall remain in full
force and effect notwithstanding the receipt by Landlord of any additional security, whether from Guarantor, Tenant or a third party, securing the performance of the Guaranteed Obligations. The release by Landlord of any security held for the performance of any of the Guaranteed Obligations shall not release, extinguish or, in any way, affect or diminish the obligations of Guarantor hereunder.

     7.   LOSSES DUE TO LEASE DEFAULT.    Landlord may terminate the Lease upon
default by Tenant of any term, covenant or condition of the Lease and the giving of all required notices and the expiration of all applicable cure periods. Such termination, however shall not extinguish, release or, in any way, affect or diminish the obligations of Guarantor hereunder. In no event shall Landlord be obligated to lease the Premises to Guarantor after such termination. Upon termination of the Lease, as a result of Tenant's default thereunder, this Guaranty shall extend to the payment to Landlord of all damages payable by Tenant.

     8.   ACTIONS OF LANDLORD.    This Guaranty shall not be released,
extinguished, modified or, in any way, affected or diminished by failure, on the part of Landlord, to enforce any or all of the rights or remedies of Landlord under the Lease, or by Landlord's grant of any indulgences or extensions of time to Tenant for the performance of any of the Guaranteed Obligations. This Guaranty shall remain in full force and effect notwithstanding the failure of Landlord to insist, in any one or more instances, upon a strict performance or observance of the Guaranteed Obligations or upon the exercise of any of Landlord's rights under the Lease. Receipt by Landlord of Base Rent or other performance from Tenant, after breach by Tenant, with the knowledge of such breach, shall not be deemed a waiver of such breach, except to the extent that such breach consisted of the failure to pay the amount so rendered or the performance so accepted by Landlord. Any reference herein to any liability of Tenant shall, at the same time, refer to the obligations of Guarantor hereunder.

     9.   ABILITY TO PROCEED DIRECTLY AGAINST GUARANTOR.    With respect to any
default by Tenant, Landlord agrees to provide both Tenant and Guarantor with written notice of such default and the right to cure such default following such notice as provided in the Lease prior to proceeding against Guarantor hereunder. Landlord may, at Landlord's option, proceed immediately and directly against Guarantor, jointly or severally, in order to enforce the performance of the Guaranteed Obligations under the Lease. Landlord shall not be required, in order to enforce its rights hereunder upon the default of Tenant to first institute suit, proceedings, or otherwise exhaust its legal remedies against Tenant.

     10.  GUARANTOR'S ADDITIONAL COVENANTS.    Until all of the Guaranteed
obligations are fully performed and observed, Guarantor covenant that they: (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; and (ii) shall have no right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder.

     11.  GUARANTOR'S WAIVERS.    Guarantor hereby waives (i) all defenses based
upon any legal disability of Tenant or any discharge or limitation of liability of Tenant, to Landlord, arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding or from any other cause; and (iii) all rights to be exonerated hereunder pursuant to the provisions of California Civil Code Section 2819 and/or 2845 and/or 2850 and pursuant to any other statute or rule of law of similar import. Guarantor does not waive and shall have available to it, all defenses available to Tenant under the Lease or based upon any acts or failures to act by Landlord, and all defenses otherwise available to Guarantor at law or in equity (except for any based upon any legal disability of Tenant or any discharge or limitation of liability of Tenant to Landlord arising by operation of law or by any bankruptcy, insolvency or debtor-relief proceeding).

     12.  STATUS OF TENANT.    Guarantor represent and warrant that Tenant is
under no disability in connection with the execution and delivery of the Lease.

     13.  ENFORCEMENT OF GUARANTY UPON DEFAULT.    The enforcement of this
Guaranty upon the default of Tenant shall not constitute an assignment to Guarantor, by Landlord, of any rights or claims which Landlord may have against Tenant.

     14.  DUTY OF GUARANTOR/BINDING EFFECT.    The obligations of Guarantor
hereunder are direct, unconditional and independent of those of Tenant under the Lease. Guarantor shall punctually perform its obligations hereunder upon demand by Landlord. This Guaranty shall be binding upon the Guarantor, its respective successors and assigns.

     15.  OTHER GUARANTOR.    This Guaranty shall remain in full force and
effect, notwithstanding that other guarantors from time to time may guarantee or otherwise become responsible for the performance of any of the terms, covenants and conditions of the Lease.

     16.  RIGHTS CUMULATIVE.    All rights of Landlord under this Guaranty are
cumulative and are in addition to any other rights which Landlord may otherwise have.

     17.  PROVISIONS SEVERABLE.    The provisions of this Guaranty are
severable, and if any provision herein is invalid, the balance of this Guaranty shall remain in force and effect to the fullest extent permitted by law.

     18.  CONDEMNATION.    In the event that the Premises, for any reason, are
condemned by a public entity, Guarantor shall have no rights or claims to any condemnation awards recovered by Landlord or Tenant therefrom.

     19.  ESTOPPEL CERTIFICATE.    Upon demand by Landlord, Guarantor shall
deliver to Landlord and to any prospective purchaser, mortgagee and/or beneficiary under a deed of trust, or other lender designated by Landlord, an estoppel certificate, executed and acknowledged by Guarantor, to the effect that this Guaranty is in full force and effect and has not been amended or terminated. Guarantor shall also certify to its knowledge such other matters relating to the Lease, the Premises or this Guaranty as may be requested by a lender making a loan to Landlord or a purchaser of the Premises from Landlord.

     20.  BANKRUPTCY OF TENANT.    This Guaranty shall remain and continue in
full force and effect, notwithstanding: (i) the commencement or continuation of any case, action, or proceeding by, against or concerning Tenant, under any federal or state bankruptcy, insolvency, or other debtor's relief law, including, without limitation: (x) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11 or 13 of such Title or under any other Chapter, or (y) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors; (ii) the voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession of substantially all of Tenant's assets or o~ any asset used in Tenant's business on the Premises, regardless of whether such appointment occurs as a result of insolvency or other cause; or (iii) the execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors.

     21.  NO CONDITION PRECEDENT.    This Guaranty shall not be subject to any
condition precedent to the effectiveness hereof.

     22.  ATTORNEYS' FEES.    In the event any action or proceeding should be
commenced by Landlord or Guarantor with respect to the terms, covenants or conditions of this Guaranty, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party in connection with such action or proceeding.

     23.  NOTICE PROVISION.    Any notice to be delivered hereunder shall be in
writing and shall be deemed delivered on the date delivered to the party being noticed by the U.S. Postal Service, postage prepaid, registered or certified, return receipt requested, addressed as follows:

Caliber System, Inc.
1815 West Market St.
Akron, OH  44313
Attn.:  Real Estate Department

     24.  MODIFICATIONS IN WRITING.    This Guaranty may not be changed, waived,
discharged or terminated orally or by course of conduct, but rather only by an instrument in writing signed by the party against whom enforcement of the charge, waiver, discharge or termination is sought.

     25.  CHOICE OF LAW.    The parties agree that the terms of the Lease and
this Guaranty of Lease were negotiated in the County of Santa Clara, State of California. This Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of California. Guarantor hereby submits to the legal jurisdiction of the State of California and to the service of process of any court of the State of California. The parties agree that all disputes shall be determined by resort to the courts of California of competent jurisdiction, with venue in Santa Clara County.

     26.  DESCRIPTIVE HEADINGS.    Descriptive headings are for reference
purposes only and shall not affect any meaning, construction or interpretation of this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this agreement as of the 9th day of August 1996.

GUARANTOR:
CALIBER SYSTEM, INC.

by:   /s/ illegible
    ------------------------------
its:  V.P. & Treasurer
     ------------------------------

                                     EXHIBIT "B"

                                      SITE PLAN


                     [TO BE ATTACHED PER SECTION 17 OF SUBLEASE]

                               FIRST AMENDMENT TO LEASE


          THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into on this 9th day of February, 1998, between BROKAW INTERESTS, a California limited partnership ("Landlord"), and VIKING FREIGHT, INC., a California corporation ("Tenant").

          WITNESSETH that:

          WHEREAS, Landlord (as successor-in-interest to Sobrato Development Companies #941, a California limited partnership) and Tenant are parties to that certain Lease dated August 9, 1996 (the "Lease"), a Memorandum of Lease evidencing which was recorded on August 9, 1996 as Instrument No. 13425262 in the Santa Clara County, California Official Records, pursuant to which Tenant leases from Landlord the premises now commonly known as 6409 Guadalupe Mines Road, San Jose, California (the "Premises");

          WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects, as set forth below; and

          WHEREAS, Tenant is subleasing the entire Premises to Hybrid Networks, Inc., a Delaware corporation ("Hybrid"), pursuant to a Sublease in the form attached hereto as Exhibit "A" (the "Sublease"), which Sublease is being executed simultaneously with this Amendment;

          NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that:

          1. All capitalized terms utilized but not defined in this Amendment shall have the meanings ascribed to them in the Lease.

          2. Landlord represents and warrants for the benefit of Tenant and Hybrid that construction of the shell of the building on the Premises has been completed by Landlord in accordance with the provisions of Paragraph 7 of the Lease, with the exception of the punchlist item of repairing a leak in the deck of the second floor balcony, which repair promptly shall be performed by Landlord. Landlord hereby (a) waives the requirement contained in Paragraph 7 of the Lease that Landlord shall be the entity which constructs the Tenant Improvements, (b) agrees that Hybrid shall have the Tenant Improvements constructed utilizing a third party general contractor selected by Hybrid and approved by both Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, and (c) agrees that none of the provisions of the Lease imposing upon Landlord obligations, or affording to Landlord payment rights, with respect to the construction of the Tenant Improvements shall be applicable to such construction.

          3. With respect to Tenant's right to add the Addition as set forth in Paragraph 10 of the Lease, Landlord and Tenant agree that:

          (a) Hybrid shall have the right, within the timeframe and subject to the conditions set forth in the first paragraph of Section 8 of the Sublease (including without limitation the condition that Landlord's lender holding a security interest in the Premises at such time consents to the construction thereof by Landlord), to cause Landlord to construct the Addition, in which event (i) such portion of the land area covered by the Lease as shall be required for the Addition (the "Addition Land") automatically, and without the requirement for further action by either party, shall cease to be a portion of the Premises, provided that sufficient land area remains within the Premises to provide adequate parking and satisfy zoning requirements, but with no reduction in the Base Monthly Rent payable by Tenant, and (ii) Landlord and Hybrid shall enter into a separate lease agreement (to which Tenant shall not be a party and with respect to which Tenant shall be subjected to no liability) pursuant to which (A) Landlord shall construct the Addition, (B) Landlord shall lease the Addition Land and the Addition directly to Hybrid at a rental rate equal to the greater of (x) $1.25 per month or (y) the Fair Market Value for the Addition and the Addition Land as determined in accordance with the procedures set forth in Paragraph 37 of the Lease, and (C) Hybrid shall be obligated to construct all improvements other than the building shell (including all leasehold improvements) for the Addition.

          (b) In the event that either Hybrid fails to exercise the foregoing right with respect to the Addition in the manner set forth in
               Section 8 of the Sublease or at the time of such exercise any of the conditions set forth therein are not satisfied, then Tenant shall have the right, exercisable by written notice delivered to Landlord on or before October 31, 2000, to construct the Addition in accordance with the terms of the Lease. In the event that Tenant exercises such right, it shall cause the Addition Land to be removed from the premises under the Sublease, but the Addition Land shall remain subject to the Lease. Upon any subletting by Tenant of, or any assignment by Tenant of its leasehold interest in, the Addition Land and the Addition, there shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant any rent or other economic consideration realized by Tenant under any such sublease or assignment in excess of the sum of (i) the rent payable to Landlord, (ii) reasonable subletting and assignment costs (including brokerage commissions), and

               (iii) the costs and expenses incurred by Tenant to construct the Addition and any leasehold improvements thereto.

          (c) In the event that both (i) Subtenant either fails to exercise its foregoing right with respect to the Addition in the manner set forth in Section 8 of the Sublease or at the time of such exercise any of the conditions set forth therein are not satisfied, and (ii) Tenant fails to exercise its foregoing right with respect to the Addition in the manner set forth above, Landlord shall have the right, by written notice delivered to Tenant at any time after October 31, 2000, to remove the Addition Land from the Premises under the Lease (and thereby from the Premises under the Sublease), provided that sufficient land area remains within the Premises to provide adequate parking and satisfy zoning requirements. In such event (A) there shall be no reduction in the Base Monthly Rent payable by Tenant, but Tenant shall be relieved of any further obligations with respect to the Addition Land as of the date of such notice from Sublandlord, and
               (B) Landlord shall be entitled to construct improvements on the land so removed from the Premises under the Lease and lease or sell the same to any third party, retaining all consideration therefrom.

          4.   Landlord, pursuant to Paragraph 29 of the Lease, hereby expressly
(a) consents to the subletting of the Premises by Tenant to Hybrid pursuant to the Sublease, (b) consents to the use of the Premises as described in Section 7 of the Sublease, (c) waives any right which it may have to share with Tenant in any rent or other economic consideration payable to Tenant under the Sublease with respect to the Initial Term (as defined in the Sublease), and (d) without limiting the generality of the foregoing, specifically consents and agrees to the provisions of Section 8, the provisions of Section 12, and the provisions of
Section 19 of such Sublease.

          5. At such time as Hybrid shall commence making payments of Base Rent under the Sublease, Landlord shall exercise diligent efforts to obtain from Principal Mutual Life Insurance Company (or such other lender as may hold a security interest in the Premises at such time) a nondisturbance agreement in favor of Hybrid, provided that Hybrid executes an estoppel certificate in favor of Landlord and such lender, both of which documents shall be in form and substance acceptable to Hybrid, Landlord and such lender in each such party's reasonable discretion.

          6. Paragraph 26 of the Lease hereby is amended to change the notice addresses for Tenant to the following:

                    Viking Freight, Inc.
                    6411 Guadalupe Mines Road
                    Suite 2185
                    San Jose, California  95120
                    Attn:  Director, Properties
                           and Facilities
                    with a copy to:

                    Caliber System, Inc.
                    3925 Embassy Parkway
                    Akron, Ohio  44333
                    Attn:  Real Estate Department

          7. Landlord and Tenant acknowledge and agree that the Lease, as modified by this Amendment, remains in full force and effect in accordance with its terms.

          8. This Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which shall constitute a single document.

          IN WITNESS WHEREOF, authorized representatives of Landlord and Tenant have executed and delivered this Amendment as of the date first above written.

                              "LANDLORD"

                              BROKAW INTERESTS, a California limited
                        partnership, as amended

                              By:  Sobrato 1979 Revocable Trust,
                                   Managing General Partner

                              By:
                                   --------------------------------------
                            John M. Sobrato, Trustee


                              "TENANT"

                              VIKING FREIGHT, INC.

                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Its:
                                  ---------------------------------------